SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                           DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         FROST INVESTMENT ADVISORS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                               RATE
----                                                               ----

Frost  Natural  Resources  Fund                                    0.80%
Frost  Diversified  Strategies  Fund                               0.80%
Frost  Core  Growth  Equity  Fund                                  0.80%
Frost  Dividend  Value  Equity  Fund                               0.80%
Frost  Kempner  Multi-Cap  Deep  Value  Equity  Fund               0.59%
Frost  Small Cap Equity Fund                                       1.00%  on
                                                                   the  first
                                                                   $100  million
                                                                   of  average
                                                                   daily net
                                                                   assets and
                                                                   0.85% on
                                                                   average daily
                                                                   net assets in
                                                                   excess of
                                                                   $100  million
Frost  Strategic  Balanced  Fund                                   0.70%
Frost  International  Equity  Fund                                 0.95%  on
                                                                   the  first
                                                                   $150 million
                                                                   of average
                                                                   daily  net
                                                                   assets  and
                                                                   0.90%  on
                                                                   average
                                                                   daily  net
                                                                   assets  in
                                                                   excess  of
                                                                   $150  million
Frost  Low  Duration  Bond  Fund                                   0.50%
Frost  Total  Return  Bond  Fund                                   0.50%
Frost  Municipal  Bond  Fund                                       0.50%
Frost  Low  Duration  Municipal  Bond  Fund                        0.50%
Frost  Kempner  Treasury  and  Income  Fund                        0.35%
Frost  LKCM  Multi-Cap  Equity  Fund                               0.75%
Frost  LKCM  Small-Mid  Cap  Equity  Fund                          0.90%